APPLE HOMES CORPORATION

                                 CLASS A WARRANT

           WARRANT NO.                               NUMBER OF WARRANTS
             WA 2054                                   ***[NUMBER]***
                                           CUSIP NO. 037845 11 2 CLASS A WARRANT

THIS IS TO CERTIFY that   [NAME]

IS THE OWNER OF  ***[NUMBER]***         APPLE HOMES CORPORATION CLASS A WARRANTS

Each Class A Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions of the Certificate and of the Warrant
Agreement between the Company and OTC Corporate Transfer Service Co., dated October 15, 1996 (the Warrant Agreement), at any time on or after the Commencement Date and prior to the Expiration Date (as those terms are defined herein), one share of Common Stock, $.002 par value per share, of the Company at the initial exercise price (the Class A Warrant Price) of $6.50 per share (subject to adjustment as provided in the Warrant Agreement), upon presentation to the Warrant Agent of this Certificate with the Subscription Form on the reverse side hereof properly filled out and signed by the Registered Holder, accompanied by payment of the Class A Warrant Price for each Warrant exercised.

This Certificate and the Class A Warrants represented hereby are issued pursuant to the terms and conditions of the Warrant Agreement, which is incorporated herein by reference. The Warrant Agreement sets forth, among other things, the terms and conditions under which the Class A Warrant may be called or redeemed, and warrant price and the number of shares issuable upon exercise of the Warrants represented hereby may be adjusted. A copy of the Warrant Agreement may be obtained by written request to the Company at 3633 Wheeler Road, Suite 140, Augusta, Georgia 30909 or the Warrant Agent at 9 Field Avenue, Hicksville, New York 11801 (mailing address P.O. Box 501, Hicksville, New York 11802).

The Class A Warrants may be exercised commencing on the day the Registration Statement filed by the Company under the Securities Act of 1933, as amended, covering shares of the Company's common stock to be sold in its initial public offering becomes effective or December 31, 1996, whichever is sooner (the Commencement Date). The right to exercise the Class A Warrants shall expire at 5:00 p.m. on December 31, 2001 or such later date as the Company may determine (the Expiration Date).

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by the facsimile signatures of two of its officers, thereunto duly authorized, and by the impression of its facsimile corporate seal hereon.

DATED:  07/16/1997



                COUNTERSIGNED AND REGISTERED
                       OTC CORPORATE TRANSFER SERVICE, CO.

                            /s/ J. Barnett   Transfer Agent
                                             and Registrar

                                                     Authorized Signature

/s/ Charles M. O'Rourk              [SEAL]           /s/ E. Samuel Evans
----------------------              ------           ---------------------
Charles M. O'Rourk                                   E. Samuel Evans
Secretary                                            President

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such securities under said act or (ii) an opinion of company counsel that such registration is not required.

These  securities  have been issued or sold in reliance on  paragraph 13 of Code
Section 10-5-9 of the Georgia Securities Act of 1973, and may not be sold or transferred except in a transaction which is exempt under such Act or Pursuant to an effective registration under such Act.

                            APPLE HOMES CORPORATION

                                CLASS A WARRANT

                               SUBSCRIPTION FORM

The undersigned hereby irrevocably elects to exercise__________________Class A Warrants evidenced by this Certificate to purchase the shares of Common Stock issuable upon exercise thereof and herewith encloses payment for such shares in the full amount of Class A Warrant Price, and requests that a new Certificate evidencing any Class A Warrants not exercised hereby be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:__________________________

Please type or print

Name(s) of Registered Holder(s)_________________________________________________


Address of registered Holder(s)_________________________________________________


Signature(s) of Registered Holder(s)____________________________________________



                              Signature Guarantee:

The above signature(s) must correspond exactly with the name(s) written upon the face of this Certificate. If the Warrants are held of record by two or more owners, all owners must sign.

                                ASSIGNMENT FORM

The undersigned hereby assigns and transfers unto:

Please type or print

Name:___________________________________________________________________________

Address:________________________________________________________________________

E.I. No.:_______________________________________________________________________

the Class A Warrants evidenced by this Certificate and hereby irrecocably constitutes and appoints________________________________________________________
as his attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.


Dated:_______________________________

Signature(s) of Registered Holder(s)____________________________________________


                              Signature Guarantee:

The above signature(s) must correspond exactly with the name(s) written upon the face of this Certificate. If the Warrants are held of record by two or more owners, all owners must sign.